UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2016

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2016 Salaries and Bonus Targets. On February 24, 2016, the Compensation Committee of the Board of Directors of RTI Surgical, Inc. (the “Company”) approved 2016 salaries and a bonus plan (the “2016 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2016 calendar year. The 2016 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include operating margin percentage, free cash flow, base revenues and focused product revenues. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met or to increase or lower such bonuses, based upon other factors.

The table below sets forth the 2016 salaries and bonus targets (expressed as a percentage of salary) for the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers other than the chief executive officer and principal financial officer:

Name	Office	2016 Salary	Bonus Target	Bonus Criteria
Brian K. Hutchison	President and Chief Executive Officer	$594,825	85%	Base Revenues 20.0%, Focused Product Revenues 10.0%, Operating Margin Percentage 30.0% and Free Cash Flow 40.0%

Robert P. Jordheim	Executive Vice President and Chief Financial Officer	$363,384	50%	Base Revenues 20.0%, Focused Product Revenues 10.0%, Operating Margin Percentage 30.0% and Free Cash Flow 40.0%

Roger W. Rose	President, RTI Donor Services, Executive Vice President	$350,097	50%	Base Revenues 20.0%, Focused Product Revenues 10.0%, Operating Margin Percentage 30.0% and Free Cash Flow 40.0%

Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	$361,221	50%	Base Revenues 20.0%, Focused Product Revenues 10.0%, Operating Margin Percentage 30.0% and Free Cash Flow 40.0%

John N. Varela	Vice President US Operations	$327,600	40%	Base Revenues 20.0%, Focused Product Revenues 10.0%, Operating Margin Percentage 30.0% and Free Cash Flow 40.0%

Stock Option and Restricted Stock Grants. On February 24, 2016, the Compensation Committee approved awards of stock options, time-based restricted stock and performance-based restricted stock to certain executive officers of the Company pursuant to the 2015 Equity Incentive Plan (the “Plan”). The options are exercisable for $3.31 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant. The time-based restricted stock will vest in three equal annual installments beginning on the first anniversary of the date of grant. The performance-based restricted stock will vest in three years based on achieving certain performance metrics. The time-based restricted stock awards and stock options are subject to accelerated vesting upon the occurrence of a “Change in Control” or termination without cause subject to certain conditions as provided in the Plan or the Executive Transition Agreement for the President and Chief Executive Officer and the Executive Vice Presidents.

The table below sets forth the number of stock options, time-based restricted stock and performance-based restricted stock awarded to the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers:

Name	Office	Number of Options	Number of Restricted Stock	Number of Performance- Based Restricted Stock
Brian K. Hutchison	President and Chief Executive Officer	96,774	90,634	90,634
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	38,710	30,211	30,211
Roger W. Rose	President, RTI Donor Services, Executive Vice President	38,710	30,211	30,211
Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	38,710	30,211	30,211
John N. Varela	Vice President US Operations	38,710	12,085	12,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: February 29, 2016	By:	/s/ Robert P. Jordheim
Name: Robert P. Jordheim Title: Executive Vice President and Chief Financial Officer